Holly Energy Partners, L.P.  Announces Closing of the Public Offering of 1,475,000 Common Units

DALLAS, TX, December 6, 2011 — Holly Energy Partners, L.P. (NYSE:HEP) (the “Partnership” or “Holly Energy”) announced today that it has closed its previously announced public offering of 1,475,000 common units representing limited partner interests in the Partnership.

The Partnership intends to use the net proceeds from the offering to pay a portion of the principal of the two promissory notes with an aggregate original principal amount of $150 million that the Partnership issued to wholly-owned subsidiaries of HollyFrontier Corporation in connection with the Partnership’s acquisition of certain pipeline, tankage, loading rack and crude receiving assets located at HollyFrontier Corporation’s El Dorado and Cheyenne refineries.  The Partnership expects to use any remaining net proceeds to repay indebtedness incurred under its credit agreement and for general corporate purposes.

Citigroup, BofA Merrill Lynch and Wells Fargo Securities acted as joint book-running managers for the offering.

The offering was made pursuant to an effective shelf registration statement and was made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, attention: Prospectus Dept., telephone: (800) 831-9146 or by emailing batprospectusdept@citi.com;  BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, attention:  Prospectus Department, or e-mail dg.prospectus_requests@baml.com; or Wells Fargo Securities, 375 Park Avenue, New York, New York 10152, attention: Equity Syndicate Dept. telephone: (800) 326-5897 or by e-mail: cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

About Holly Energy Partners, L.P.:

Holly Energy, headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including HollyFrontier Corporation, a subsidiary of which currently owns a 44% interest (which includes a 2% general partner interest) in Holly Energy.  Holly Energy owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Arizona, Idaho, Kansas, New Mexico, Oklahoma, Texas, Utah, Washington and Wyoming.  In addition, Holly Energy owns a 25% interest in SLC Pipeline LLC, a transporter of crude oil in the Salt Lake City area.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “will,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of Holly Energy’s general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties.  Although we and Holly Energy’s general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor Holly Energy’s general partner can give assurance that our expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on Holly Energy’s pipelines and/or terminalled in Holly Energy’s terminals;
•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and Holly Energy’s other customers;
•	the demand for refined petroleum products in markets HollyFrontier and Holly Energy serve;
•	HollyFrontier’s and Holly Energy’s ability to successfully purchase and integrate additional operations in the future;
•	HollyFrontier’s and Holly Energy’s ability to complete previously announced or contemplated acquisitions;
•	the availability and cost of additional debt and equity financing;
•	the possibility of reductions in production or shutdowns at HollyFrontier refineries, including refineries utilizing Holly Energy’s pipeline and terminal facilities;
•	the effects of current and future government regulations and policies;
•	HollyFrontier’s and Holly Energy’s operational efficiency in carrying out routine operations and capital construction projects;
•	the possibility of terrorist attacks and the consequences of any such attacks;
•	general economic conditions; and
•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier’s and Holly Energy’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:
Douglas S. Aron
Executive Vice President and Chief Financial Officer
M. Neale Hickerson,
Vice President-Investor Relations,
Holly Energy Partners
214-871-3555